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                              IN HOME HEALTH, INC.

                            MANAGEMENT INCENTIVE PLAN

                                FISCAL YEAR 1996


Employee Name:
Position Title:
Maximum Benefit %:


In Home Health has annual incentive plans for key positions. The purpose of these plans is:

     * To ensure a competitive total compensation package for key management and support positions.

     * To attract, retain and motivate qualified employees in key management and support positions.

     * To stimulate higher performance levels by clarifying and strengthening the links between an individual's contributions and their compensation.

     * To assure that corporate goals and objectives are an integral part of every employee's performance.


ELIGIBILITY

The plans are intended to include those management and support personnel who have measurable effects on financial results. Positions will be identified by the Executive Management Team and the Compensation Committee of the Board of Directors.


TOTAL COMPENSATION OPPORTUNITY

The total compensation package, composed of base salary and benefits, plus the management incentive plan, is designed to provide participants with an opportunity to earn above average compensation for meeting and exceeding the plan objectives.


ANNUAL INCENTIVE MOTIVATION

An incentive will be motivational if:

1. the opportunity is large enough to be of significance to the individual, and


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2.   the individual perceives that he/she can reasonably impact and/or control the expected results which are set forth in the compensation plan.


INCENTIVE ELEMENTS

For fiscal year 1996, the emphasis will be placed on Net Income.

No bonus will be paid to any manager where a loss occurs in their area of responsibility, even if the loss was planned or if the Company incurs a loss for the year.


GENERATION OF INCENTIVE POOL

Each year, incentive dollars will be integrated into the operating budget based on performance projections for individuals and the corporation.


INCENTIVE PAYMENTS

Incentive payments will be paid annually. Payments will be made when the audited results of the preceding fiscal year are available and the individual incentive amount has been approved by the appropriate department head and at least one executive officer. The incentive amount is a percentage of base salary in effect on the last day of the fiscal year.


NEW HIRES

Participants hired during the year must be employed for at least 6 of the 12 months of the fiscal year in order to be eligible for the incentive. A prorated payment may be made based on the number of full months (6 to 11 months) worked during the fiscal year. Exceptions to this policy must receive the prior written approval of the Chief Executive Officer.


TRANSFERS, PROMOTIONS AND LEAVES

If an employee is transferred or promoted into an incentive eligible position during the fiscal year, he/she will be eligible for incentive when they complete at least six (6) months of employment in the position. A prorated payment may be made based on the number of full months (six to eleven) worked in the eligible position.

If the employee is promoted from one eligible position to another eligible position and is in the higher position at least six months, the amount paid may be prorated according to the number of months worked in each position. If the employee is in the new position for less than six months, the incentive will not be prorated but will be based on the lower position's incentive rate.

An employee transferring into a lower incentive from a higher incentive position will receive the lower incentive rate for the entire year. An employee who transfers out of an eligible incentive position any time during the year is ineligible for any incentive relating to that year.


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An employee on an unpaid leave of absence will not be paid incentive for the months or portions of months absent. The amount will be prorated for the full months worked in an eligible position.


TERMINATION

In the event a participant is terminated for cause, no incentive will be paid. When a participant voluntarily terminates their position before the incentive award is due to be paid, payment of the incentive will not be made. Exceptions to this policy may be made at the discretion of the Chief Executive Officer and must be in writing. Payments to former employee will be made on the normal schedule.


REGIONAL OR AREA POSITIONS

All Corporate, area or regional positions will participate in the Company's Annual Incentive Plan utilizing the Company's consolidated results to determine their Management Incentive compensation for the year. Branch and Pharmacy General Managers will participate in the General Managers Incentive Plan. Details of the pertinent plan will be distributed to the participants.


DURATION OF PLAN

The company may change, modify, or amend this plan at any time. This plan is for fiscal year 1996 only and no plan for fiscal year 1997 or any other fiscal year is implied.

PERCENTAGE OF INCENTIVE ELEMENT ACHIEVED             % OF MAXIMUM PAYOUT
----------------------------------------             -------------------
           less than 80.0%                                     0%

             80 - 84.9%                                       20%

             85 - 89.9%                                       34%

             90 - 94.9%                                       48%

             95 - 99.9%                                       61%

            100 - 104.9%                                      75%

            105 - 109.9%                                      81%

            110 - 114.9%                                      88%

            115 - 119.9%                                      94%

                120 +                                        100%

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